Exhibit 5.1

[Letterhead of Dorsey & Whitney LLP]

EnteroMedics Inc.

2800 Patton Road

St. Paul, MN 55113

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to EnteroMedics Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) relating to (i) the offering and sale by the Company from time to time of up to 15,000,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), and (ii) the offering and sale by certain selling stockholders identified in the Registration Statement from time to time of up to 6,000,000 shares of Common Stock (the “Selling Stockholders Shares”).

We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below.

In rendering our opinions, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

Based on the foregoing, we are of the opinion that:

1.        The Company has the authority pursuant to its Amended and Restated Certificate of Incorporation (the “Certificate”) to issue up to 85,000,000 shares of Common Stock. Upon adoption by the Company’s Board of Directors or a duly constituted and empowered committee thereof of resolutions in sufficient form and content under the Delaware General Corporation Law, as then in effect, and the Company’s Certificate and Amended and Restated Bylaws (the “Bylaws”), as then in effect, to authorize a particular issuance of Common Stock and upon the due execution, issuance and delivery of certificates representing the Common Stock (or, if uncertificated, the making of valid book-entry notations in the stock register of the Company) and payment for such Common Stock in the manner contemplated by such resolutions and by the Registration Statement, the prospectus included therein (the “Prospectus”) and the related prospectus supplement(s) (each, a “Prospectus Supplement”), such Common Stock will be validly issued, fully paid and nonassessable.

2.        The Selling Stockholders Shares have been duly authorized and validly issued, and are fully paid and nonassessable.

EnteroMedics Inc.

September 3, 2009

The opinions set forth above are subject to the qualification and exception that, in rendering the opinions set forth above in paragraph 1, we have assumed that, at the time of the authentication and delivery of the Common Stock, (i) the applicable resolutions referred to above will not have been modified or rescinded, (ii) there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Common Stock, the Registration Statement and any required post-effective amendment thereto, (iii) the Registration Statement, the Prospectus and any and all Prospectus Supplements required by applicable law have all become effective under the Securities Act of 1933, as amended, and will continue to be effective, (iv) such Common Stock will be issued and sold with such terms and in such manner as is described in the Registration Statement (as amended from time to time), the Prospectus included therein (as amended from time to time) and any related Prospectus Supplement and in compliance with the Securities Act of 1933, as amended, the rules and regulations thereunder, and any applicable state securities laws, all as then in effect, (v) neither the issuance and sale of such Common Stock nor the compliance by the Company with the terms thereof will result in a violation of the Certificate or Bylaws of the Company as then in effect, any agreement or instrument then binding upon the Company or any order then in effect of any court or governmental body having jurisdiction over the Company, and (vi) the Company has a sufficient number of shares of Common Stock authorized under its Certificate as then in effect for the issuance of the Common Stock.

Our opinions expressed above are limited to the laws of the State of Delaware, and the federal laws of the United States of America.

We hereby consent to your filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Validity of Securities” contained in the Prospectus constituting part of the Registration Statement.

Dated: September 3, 2009

Very truly yours,

/s/ Dorsey & Whitney LLP

KLC